FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  October 26, 2000



                     Allegheny Energy, Inc.

     (Exact name of registrant as specified in its charter)



Maryland                 1-267                         13-5531602
(State or other          (Commission File              (IRS Employer
jurisdiction of          Number)                       Identification
incorporation)                                         Number)



                      10435 Downsville Pike
                Hagerstown, Maryland  21740-1766

            (Address of principal executive offices)


Registrant's telephone number,
     Including area code:                         (301) 790-3400

Item 1 - 4.    Not Applicable

Item 5.        Other Events

               Earnings Release

               On October October 26, 2000 Allegheny Energy, Inc. reported record third quarter operating earnings of, $76.1 million ($.69 per share), compared to 1999 third quarter earnings of $71.3 million ($.63 per share), an increase of 9.5 percent in earnings per share. The increase in operating earnings was driven by improved performance by the Company's regulated business and its recent acquisition of two energy distribution companies.

               Earnings for the nine months ended September
               30, 2000, were $233.9 million ($2.12 per
               share), excluding the first quarter
               extraordinary charge of $70.5 million ($.64 per share). The earnings for the nine months ended September 30, 1999, were $233.6 million ($1.98 per share). The increase in the year-to-date earnings per share reflects higher net revenue in the regulated operations business and a lower number of average shares of common stock outstanding as a result of the Company's 1999 stock repurchase program.

               Excluding the extraordinary charges and other transactions as shown on the following chart, earnings for the twelve months ended September 30, 2000, were $305.7 million ($2.77 per share), compared to $305.5 million ($2.56 per share) for the twelve months ended September 30, 1999. The increase in earnings per share is primarily attributed to the Company's 1999 stock repurchase program.

               Per share earnings for comparable 2000 and 1999 periods are:


                                                             9 Months             9 Months
                                         Third Quarter      Ended Sept.          Ended Sept.
                                        2000     1999     2000      1999      2000      1999


Earnings before extraordinary and       $.69     $.63     $2.12     $1.98     $2.77     $2.56
   Other transactions
Extraordinary charges for West
Virginia,) Maryland, Pennsylvania
restructuring                                              (.64)               (.79)     (.08)
Extraordinary charge for call premiums                                         (.09)
Merger-related costs                                                           (.11)
Cancelled pumped-storage project costs                                         (.07)
Pennsylvania settlement costs                                                            (.20)
   Reported earnings                    $.69     $.63     $1.48    $1.98      $1.71     $2.28


               The 2000 extraordinary charge reflects write-offs by the Company's subsidiaries, Monongahela Power Company and The Potomac Edison Company, as a result of Maryland and West Virginia restructuring legislation. The 1999 extraordinary charge and the Pennsylvania settlement costs reflect write-offs by the Company's subsidiary, West Penn Power Company, of costs determined to be unrecoverable due to deregulation proceedings in Pennsylvania.

               Derivative Instruments and Hedging Activities

               In June 1998, the Financial Accounting
               Standards Board (FASB) issued Statement of
               Financial Accounting Standard (FAS) No. 133,
               "Accounting for Derivative Instruments and
               Hedging Activities."  FAS 133 was
               subsequently amended by FAS 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133 - an amendment of FASB Statement No. 133" and FAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities an amendment of FASB Statement No. 133." Effective January 1, 2001, the Company will implement the requirements of these accounting standards.

               These Statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Statements require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement or other comprehensive income, and requires that a company formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

               The Company has organized a cross-functional project team for implementing FAS 133. The team has substantially completed the Company's inventory of financial instruments, commodity contracts and other commitments for the purpose of identifying and assessing all of the Company's derivatives. The team is in the process of estimating the fair value of the derivatives, designating certain derivatives as hedges and assessing the effectiveness of those derivatives as hedges.

               Although an assessment of all the effects of FAS 133 has not been completed, it is expected to increase the volatility in reported earnings and other comprehensive income.

               The Company has certain forward and option contracts for the future purchase or sale of electricity that meet the derivative criteria in FAS 133. The Company also has entered into option contracts for emission allowances that qualify as derivatives. The Company will record an asset or liability on its balance sheet based on the fair value of the contracts at the adoption date. The fair values of these contracts will fluctuate over time due to changes in the underlying commodity prices which are influenced by various market factors, including weather and availability of regional electric generation and transmission capacity. The Company intends to designate a portion of the electricity contracts as cash flow hedges of the exposure to variability in expected future cash flows relating to a forecasted transaction. The effective portion of the change in fair value of these contracts will be recorded in other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. The ineffective portion of these contracts, as well as the change in fair value of all other derivatives, will be recognized in earnings in the period of change.

               The Company has identified a significant contract that will require mark-to-market accounting under the Statement. The terms of this three year contract entered into on January 1, 1999, provides a counterparty with the right to purchase, at a fixed price, 270 megawatts of electricity per hour until December 31, 2001. Based on the September 30, 2000 forward prices for electricity, the Company estimates that the fair value of this contract will represent a liability of approximately $33 million ($21 million, net of tax) on January 1, 2001. However, the fair value of this contract will fluctuate during 2001 with changes in the underlying commodity prices which are influenced by various market factors, including weather and availability of regional electric generation and transmission capacity. But the liability will reduce to zero at December 31, 2001, with the expiration of the contract. In accordance with FAS 133, the Company expects to record a charge against earnings net of the related tax effect for this contract as a change in accounting principle as of January 1, 2001.


                       ALLEGHENY ENERGY EARNINGS
                          THIRD QUARTER 2000


Three months ended                           September 30, 2000          2000             1999
Sales to regular utility customers,
gigawatt-hours (Note 1)                                                   11,097         11,150

Revenues ($000) (Note 2)
  Regular Utility Customers                                             $559,406       $556,824
  Other Utility Revenues                                                  34,655         26,873
  Gas Revenues                                                            12,328              _
  Unregulated Generation                                                 450,445        156,393
  Allegheny Ventures                                                       1,624          1,269
    Total ($000)                                                      $1,058,458       $741,359

Consolidated income ($000)                                               $76,095        $71,332

Basic and diluted earnings per average share (Note 3)
    Consolidated earnings per share                                        $0.69          $0.63

Average common shares outstanding (000)                                  110,436        114,120

Year to date                                 September 30, 2000           2000             1999
Sales to regular utility customers,
gigawatt-hours (Note 1)                                                   33,753         32,794

Revenues ($000) (Note 2)
  Regular Utility Customers                                           $1,710,499     $1,646,000
  Other Utility Revenues                                                  66,956         64,480
  Gas Revenues                                                            25,447              -
  Unregulated Generation                                                 977,998        358,927
  Allegheny Ventures                                                       9,671          5,343
    Total ($000)                                                      $2,790,571     $2,074,750

Consolidated income before extraordinary and
other transactions ($000)                                               $233,946       $233,621
  West Virginia extraordinary charge (Note 4)                            (70,505)             -
    Consolidated net income ($000)                                      $163,441       $233,621

Basic and diluted earnings per average share (Note 3)
  Before extraordinary and other transactions                              $2.12          $1.98
  West Virginia extraordinary charge (Note 4)                              (0.64)             -
    Consolidated earnings per share                                        $1.48          $1.98

Average common shares outstanding (000)                                  110,436        118,192

Twelve months ended                         September 30, 2000            2000           1999
Sales to regular utility customers,
gigawatt-hours (Note 1)                                                   44,803         43,401

Revenues ($000) (Note 2)
  Regular Utility Customers                                           $2,258,014     $2,177,135
  Other Utility Revenues                                                  82,685         82,158
  Gas Revenues                                                            25,447              -
  Unregulated Generation                                               1,139,441        379,253
  Allegheny Ventures                                                      18,675         12,911
    Total ($000)                                                      $3,524,262     $2,651,457

Consolidated income before extraordinary and
other transactions ($000)                                               $305,677       $305,511
  West Virginia, Maryland and Pennsylvania
    extraordinary charges (Note 4)                                       (87,455)        (9,980)
  Reacquired debt extraordinary charge                                   (10,018)             -
  Merger-related costs                                                   (11,801)             -
  Davis pumped-storage generation project costs                           (8,160)             -
  Pennsylvania settlement costs                                                -        (23,748)
    Consolidated net income ($000)                                      $188,243        $271,783

Basic and diluted earnings per average share (Note 3)
  Before extraordinary and other transactions                              $2.77           $2.56
  West Virginia, Maryland, and Pennsylvania
    extraordinary charges (Note 4)                                         (0.79)          (0.08)
  Reacquired debt extraordinary charge                                     (0.09)              -
  Merger-related costs                                                     (0.11)              -
  Davis pumped-storage generation project costs                            (0.07)              -
  Pennsylvania settlement costs                                              -            (0.20)
     Consolidated earnings per share                                       $1.71           $2.28

  Average common shares outstanding (000)                                110,436         119,262

Note 1:  Excludes bulk power transaction sales.
Note 2:  Excludes intercompany sales between nonutility and utility.
Note 3:  Basic and diluted earnings per share are the same.
Note 4:  Costs after taxes determined to be unrecoverable as a result of deregulation proceedings in West Virginia, Maryland, and Pennsylvania.


Item 6.             Not Applicable

Item 7.             Exhibits

Item 7 (a) - (b)    Not Applicable

Item 7 (c)          Ex. 12    - Statement re computation of ratio
                    of earnings to fixed charges

Item 8.             Not Applicable

Item 9.             Regulation FD Disclosure

               In addition to the information filed herewith under the subheading Earnings Release under Item 5, the Company's October 26, 2000 Earnings News Release stated as follows:

               According to Michael P. Morrell, Senior Vice
               President and Chief Financial Officer, the
               Company remains well-positioned to take
               advantage of changes in the energy
               marketplace.

               "Allegheny Energy continues to execute its growth strategy. Our recent acquisitions of Mountaineer Gas and West Virginia Power are helping to deliver stable earnings growth, while our unregulated businesses--Allegheny Energy Supply and Allegheny Ventures-- continue to perform well in the competitive marketplace. Although their performance for the quarter lagged that of the previous third quarter, our unregulated businesses posted year-to-date earnings per share that were more than 26 percent higher than the same period last year. Our supply business, in particular, achieved strong year-to-date earnings growth despite one of the mildest summers on record in our region," added Morrell.

               "Our Company continues to make progress
               toward our goal of growing earnings from operations by more than 10 percent per year over the 2000-2004 time frame," he said.
               "With our solid third quarter results, we believe we are well-positioned to meet our earnings target for the year."

               Allegheny Energy remained active during the third quarter on a variety of fronts aimed at increasing revenue and adding to shareholder value. Some of the highlights of the quarter include:

               Allegheny Will Lead the Formation of PJM West Allegheny Power and the Pennsylvania-New Jersey-Maryland (PJM) Interconnection, LLC, announced the execution of an agreement in principle to develop a new electric transmission system affiliation which will expand the Mid-Atlantic energy market, enabling the Company to take advantage of opportunities in one of the country's most liquid and active competitive energy markets. We will lead development of the new initiative, known as PJM West, which will provide transmission service to all market participants in accordance with the requirements of the Federal Energy Regulatory Commission (FERC) Order 2000, while simultaneously expanding the PJM market.

               Allegheny Plans to Build New Power Plant in Arizona Allegheny Energy Supply Company, LLC, plans to construct a 1,080-megawatt (MW) natural gas-fired merchant generating facility in La
               Paz County, Arizona, approximately 75 miles west of Phoenix. Development of this new power plant marks a major step forward in our corporate strategy that includes becoming a national energy supplier. Construction is expected to begin on the $540 million combined-cycle facility in 2002. When completed in 2005, the facility will boost
               Allegheny's generating fleet to about 11,000 MW.


               Mountaineer Gas Joins the Allegheny Energy
               Family, Adding 200,000 New Customers
               We have successfully completed our $323
               million purchase of Mountaineer Gas Company-- West Virginia's largest natural gas provider- -from Energy Corporation of America. The addition of Mountaineer Gas to the Allegheny Energy family is another step in our strategy of diversifying our energy business and growing through acquisitions, broadening our reach into new markets. This acquisition expands Allegheny's service territory to more than 31,000 square miles and our customer base to 1.6 million customers. It also provides us with 11.7 billion cubic feet of gas storage and 200,000 new natural gas customers in a region where we already provide energy services.

               New Director Elected to Allegheny Energy Board Lewis B. Campbell, Chairman and Chief Executive Officer of Textron, Inc. (NYSE:
               TXT), has been elected to the Allegheny
               Energy Board of Directors. Throughout his career, Campbell has held a number of leadership positions at Textron, as well as at General Motors. His extensive experience and background in market-driven businesses will be a real asset for Allegheny Energy as we move forward with our growth initiatives in competitive markets.

               Allegheny Energy invites investors, the news media, and others to listen to a live internet broadcast of the Company's analyst conference call to discuss third quarter earnings on October 27 at 11 a.m. (EST). The call will be available by visiting www.alleghenyenergy.com or www.streetevents.com and clicking on an available audio link. The call will also be archived on both web sites for replay purposes for 10 working days after the live broadcast.

               Certain statements above constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, and prices. Such factors include, among others, the following: general and economic and business conditions; industry capacity; changes in technology; changes in political, social, and economic conditions; regulatory matters; integration of the operations of Allegheny Energy; regulatory conditions applicable to the transaction; the loss of any significant customers; and changes in business strategy or business plans.


                                ALLEGHENY ENERGY HIGHLIGHTS
                                      September 30, 2000


Third Quarter                                                    2000     1999     Incr. (Decr.)
Revenue from Regular Utility Customers ($ millions)
     Residential                                                 $220     $238      -7.6%
     Commercial                                                   135      130       3.8%
     Industrial                                                   188      177       6.2%
     Wholesale and Other                                           16       12      33.3%
        Total Regular Utility Transactions                       $559     $557       0.4%
Revenue from Other Utility Transactions ($ millions) (Note 1)     $35      $27      29.6%
Gas Revenues ($ millions)                                         $12       $0
Unregulated Generation ($ millions) (Note 1)                     $450     $156     188.5%
Allegheny Ventures ($ millions) (Note 1)                           $2       $1     100.0%

Sales to Regular Utility Customers (gigawatt-hours)
     Residential                                                3,227    3,497      -7.7%
     Commercial                                                 2,467    2,380       3.7%
     Industrial                                                 5,027    4,877       3.1%
     Wholesale and Other                                          376      396      -5.1%
        Total Regular Utility Transactions                     11,097   11,150      -0.5%

Other Operation and Maintenance ($ millions) *                   $140     $144      -2.8%

Year to Date
Revenue from Regular Utility Customers ($ millions)
     Residential                                                 $713     $705       1.0%
     Commercial                                                   396      376       5.3%
     Industrial                                                   555      533       4.1%
     Wholesale and Other                                           47       32      46.9%
        Total Regular Utility Transactions                     $1,711   $1,646       3.9%
Revenue from Other Utility Transactions ($ millions) (Note 1)     $67      $64       4.7%
Gas Revenues ($ millions)                                        $25       $0
Unregulated Generation ($ millions) (Note 1)                     $978     $359     172.4%
Allegheny Ventures ($ millions) (Note 1)                          $10       $5     100.0%

Sales to Regular Utility Customers (gigawatt-hours)
     Residential                                               10,300   10,313      -0.1%
     Commercial                                                 7,104    6,729       5.6%
     Industrial                                                15,213   14,638       3.9%
     Wholesale and Other                                        1,136    1,114       2.0%
        Total Regular Utility Transactions                     33,753   32,794       2.9%

Other Operation and Maintenance ($ millions) *                   $430     $425       1.2%

Twelve Months Ended
Revenue from Regular Utility Customers ($ millions)
     Residential                                                 $938     $918       2.2%
     Commercial                                                   521      496       5.1%
     Industrial                                                   742      717       3.5%
     Wholesale and Other                                           57       47      21.3%
        Total Regular Utility Transactions                     $2,258   $2,178       3.7%
Revenue from Other Utility Transactions ($ millions) (Note 1)     $83      $82       1.2%
Gas Revenues ($ millions)                                         $25       $0
Unregulated Generation ($ millions) (Note 1)                   $1,139     $379     200.5%
Allegheny Ventures ($ millions) (Note 1)                          $19      $13      46.2%

Sales to Regular Utility Customers (gigawatt-hours)
     Residential                                               13,549   13,541       0.1%
     Commercial                                                 9,332    8,849       5.5%
     Industrial                                                20,422   19,556       4.4%
     Wholesale and Other                                        1,500    1,455       3.1%
        Total Regular Utility Transactions                     44,803   43,401       3.2%

Other Operation and Maintenance ($ millions) *                   $616     $583       5.7%

* Other operation and maintenance excludes fuel, purchased power costs, and transmission by others. Amounts for the twelve months ended September
2000 include $19.7 million merger-related costs and $16.2 million related to the Davis pumped-storage generation project. Amounts for year to date
September 1999 include $5.0 million for MidAtlantic Energy litigation settlement costs. Amounts for the twelve months ended September 1999 include $21.3 million for Pennsylvania settlement costs and MidAtlantic
Energy litigation settlement costs.

Note 1:  Excludes intercompany sales between nonutility and utility.



                           ALLEGHENY ENERGY EARNINGS COMPARISON
                                   (Dollars per Share)
                           September 2000 versus September 1999


                                                          Quarter     Year-to-Date
2000
  Utility EPS                                              $0.571        $1.724
Nonutility EPS:
Unregulated Generation                                      0.113         0.379
Allegheny Ventures                                          0.005         0.015
Extraordinary Charge                                       (0.000)       (0.638)
Reported EPS                                                0.689         1.480

1999
Utility EPS                                                 0.461         1.665
Nonutility EPS:
Unregulated Generation                                      0.161         0.322
Allegheny Ventures (AYP Capital)                            0.003        (0.010)
Extraordinary Charge                                        0.000         0.000
Reported EPS                                                0.625         1.977

Variance (2000 Reported EPS less 1999 Reported EPS)        $0.064       ($0.497)

Variance Reconciliation *
Net Revenues:
Sales and Deliveries:
Number of Customers                                        $0.023        $0.039
Weather                                                    (0.050)       (0.045)
Usage/Cost of Energy                                        0.024         0.082
Pennsylvania CTC True-Up Accrued                            0.020        (0.040)
West Virginia Power Acquisition                             0.025         0.094
Mountaineer Gas Acquisition                                 0.031         0.031
Other Revenues                                             (0.004)        0.006
Total Net Revenues Variance **                              0.069         0.167

Operation & Maintenance:
Production                                                  0.009        (0.013)
Transmission and Distribution                              (0.027)       (0.025)
Customer Accounting and Services                           (0.005)        0.010
Administrative and General                                  0.015        (0.034)
Total Operation & Maintenance Variance                     (0.008)       (0.062)

Other:
Depreciation                                                0.036         0.039
Taxes other than Income Taxes                              (0.051)       (0.088)
Other Income                                                0.009         0.052
Interest Costs                                             (0.080)       (0.208)
Preferred Dividends of Subsidiaries                         0.031         0.016
Redemption Premium on Preferred Stock                       0.004         0.032
Repurchase of Shares                                        0.022         0.139
Income Tax                                                  0.049         0.055
All Other                                                  (0.019)       (0.026)
Total Other Variance                                        0.001         0.011

Allegheny Ventures Variance                                 0.002         0.025

Total EPS Variance before Extraordinary Charge              0.064         0.141

Extraordinary Charge                                        0.000        (0.638)

Total EPS Variance                                         $0.064       ($0.497)

* For comparative purposes, unregulated generation is reflected in the various categories.
** Revenues less fuel, purchased power costs and transmission by others.



                           ALLEGHENY ENERGY SALES COMPARISON
                                      Gigawatt-Hours
                           September 2000 versus September 1999


                                  Third     Third                   Year-to   Year-to
                                 Quarter   Quarter                    Date      Date
                                   2000      1999    % Change         2000      1999    % Change

Monongahela Power                 2,942     2,836       3.7%         8,791     8,189       7.4%
Potomac Edison                    3,404     3,472      -2.0%        10,500    10,372       1.2%
West Penn Power                   4,751     4,842      -1.9%        14,462    14,233       1.6%
  Regular Utility Transact       11,097    11,150      -0.5%        33,753    32,794       2.9%


Unregulated Generation           10,257     3,344     206.7%        27,588     9,588     187.7%


                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Allegheny Energy, Inc.


                         					/s/ THOMAS K. HENDERSON

                              Name:  Thomas K. Henderson
                              Title:    Vice President



Dated:  October 27, 2000

                        EXHIBIT INDEX


     Exhibit

     Ex. 12  Statement re computation of ratio of earnings to fixed charges